UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑	Filed by a party other than the Registrant ☐
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☐ Preliminary Proxy Statement.
☐ Confidential, for use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement.
☐ Definitive Additional Materials.
☑ Soliciting Material Pursuant to § 240.14a-12.
PHOENIX TECHNOLOGIES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On August 18, 2010, Phoenix Technologies Ltd. distributed a letter to its customers in the form below.
Dear [Customer]:
Thank you for your ongoing commitment to the success of Phoenix and for your partnership with Phoenix!
Yesterday we announced that a definitive merger agreement was signed between Phoenix and Marlin Equity Partners, a private equity firm based in Los Angeles with about $1 billion under management.
Marlin has an excellent track record for helping small companies grow and as a private company we expect to be able to deliver strong profits and to fund the key BIOS initiatives our teams need to execute together! As part of this, both Phoenix management and Marlin feel confident the strategy for refocusing on the core BIOS business is on the right track.
The transaction will take a few months to proceed through shareholder approval and we will keep you posted as we go through the process. In the meantime, we expect to have no changes in personnel or management and we remain more committed than ever to delivering excellent and leading BIOS technology solutions to the market!
I remain personally committed to making Phoenix a great vendor/partner and look forward to talking to you about our ideas and plans for our business together in the future.
Best Personal Regards,
Tom Lacey
CEO
Phoenix Technologies
Cell phone: 916-996-8827

Additional Information and Where to Find It
In connection with the proposed transaction, Phoenix will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Phoenix at the Securities and Exchange Commission’s website at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Phoenix by directing such request to Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Phoenix and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Certain information regarding the interests of such directors and executive officers is included in the Phoenix Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 30, 2009, and information concerning all of the Phoenix participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.